UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2026
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share	HPEPrC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2026, at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) of Hewlett Packard Enterprise Company (the “Company”), the Company's stockholders approved an amendment (“Amendment No. 5”) to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan (the “SIP Plan”) to increase the number of shares of common stock reserved for issuance under the 2021 Plan by 22 million (22,000,000) shares. The Company's Board of Directors approved Amendment No. 5 to the SIP Plan, subject to stockholder approval, on February 5, 2026.
The foregoing descriptions of Amendment No. 5 to the SIP Plan is qualified in their entirety by reference to Amendment No. 5, which is filed as Exhibit 10.1 to this report.
A more complete description of the terms of Amendment No. 5 and the SIP Plan can be found in "Proposal no. 3: Vote to approve Amendment No. 5 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan to increase the plan's shares available for issuance" on pages 59 to 67 of the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 11, 2026 (the “2026 Proxy Statement”), which description is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 1, 2026, the Company held its 2026 Annual Meeting. At the 2026 Annual Meeting, the Company's stockholders voted on five proposals and cast their votes as described below. The proposals are described in the Company's 2026 Proxy Statement.

Proposal 1
The Company's stockholders cast their votes to elect 12 individuals to the Company's Board of Directors for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert M. Calderoni	998,182,165	7,039,522	1,490,273	157,291,562
Pamela L. Carter	967,224,802	37,838,198	1,648,960	157,291,562
Frank A. D'Amelio	987,048,199	17,942,660	1,721,101	157,291,562
Regina E. Dugan	999,466,908	5,648,304	1,596,748	157,291,562
Jean M. Hobby	999,175,720	5,951,492	1,584,748	157,291,562
Raymond J. Lane	998,218,216	6,768,744	1,725,000	157,291,562
Ann M. Livermore	987,828,053	17,236,695	1,647,212	157,291,562
Bethany J. Mayer	975,162,133	29,822,058	1,727,769	157,291,562
Antonio F. Neri	999,472,441	6,088,334	1,151,185	157,291,562
Charles H. Noski	991,483,292	13,412,898	1,815,770	157,291,562
Gary M. Reiner	984,484,240	20,398,877	1,828,843	157,291,562
Patricia F. Russo	957,364,935	47,841,595	1,505,430	157,291,562

Proposal 2
The Company's stockholders cast their votes to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2026 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,143,409,866	18,711,455	1,882,201	—

Proposal 3
The Company's stockholders cast their votes to approve Amendment No. 5 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
757,960,873	247,372,667	1,378,420	157,291,562

Proposal 4
The Company's stockholders cast their votes with respect to the advisory vote to approve executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
740,427,894	264,120,706	2,163,360	157,291,562

Proposal 5
The Company's stockholders cast their votes with respect to the stockholder proposal entitled: "Report on Discrimination in Charitable Support", as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,378,781	990,064,677	8,268,502	157,291,562

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 5 to the Hewlett Packard Enterprise Company 2021 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: April 3, 2025	By:	/s/ David Antczak
	Name:	David Antczak
	Title:	Senior Vice President, General Counsel and Corporate Secretary